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                                                             EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference to the Registration Statement (Form S-8) of Affymetrix, Inc., pertaining to the 1998 Stock Incentive Plan, of our report dated January 29, 1999 (except for Note 11, as to which the date is March 25, 1999) with respect to the financial statements and schedule of Affymetrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
August 18, 1999